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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  AUGUST 7, 2003


                                    SBE, INC.
             (Exact name of Registrant as specified in its charter)


               DELAWARE               0-8419               94-1517641
    (State or other jurisdiction of (Commission         (I.R.S. Employer
           incorporation)           File Number)       Identification No.)


                          2305 CAMINO RAMON, SUITE 200
                              SAN RAMON, CA  94583
          (Address of principal executive offices, including zip code)

                                 (925) 355-2000
              (Registrant's telephone number, including area code)


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ITEM  2     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Effective as of August 7, 2003, SBE, Inc. (the "Company") purchased substantially all of the assets of Antares Microsystems, Inc., a California corporation ("Antares"), excluding cash and accounts receivables, from D.R. Barthol & Company ("Barthol") as Assignee for the Benefit of Creditors of
Antares  for  a  purchase  price  of  $75,000  in  cash.

     The amount of consideration paid by the Company in connection with the asset acquisition was determined by arms length negotiation among the parties. The purchase price for the assets was funded by SBE from working capital. There was no material relationship between Barthol or Antares and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     Antares had used the assets acquired to develop, market and sell Ethernet and SCSI products. The Company will continue to use the assets acquired for these or similar purposes.

     A copy of the press release issued by Registrant on August 11, 2003 concerning the foregoing transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM  7     FINANCIAL  STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Financial  Statements  of  the  Business  Acquired

     The required financial statements will be filed by amendment on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (b)     Pro  Forma  Financial  Information

     The required financial statements will be filed by amendment on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (c)     Exhibits

EXHIBIT  NO.     DESCRIPTION

2.1 Asset Purchase Agreement dated August 8, 2003, by and between D.R. Barthol & Company and SBE, Inc.

99.1     Press  Release  of  SBE,  Inc.  dated  August  11,  2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SBE,  INC.


Date:   August  14,  2003                /s/  David  Brunton
                                         -------------------
                                         David  Brunton
                                         Chief  Financial  Officer,  Vice
                                         President,  Finance  and  Secretary



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                                INDEX TO EXHIBITS


2.1 Asset Purchase Agreement dated August 8, 2003, by and between D.R. Barthol & Company and SBE, Inc.

99.1     Press  Release  of  SBE,  Inc.  dated  August  11,  2003.














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